SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-AMERICAN PAGING

          GABELLI FUNDS, INC.
               THE GABELLI TELECOMMUNICATION FUND
                                 3/18/98          120,000-            2.5000
                                 3/09/98              200             2.5100
               THE GABELLI SMALL CAP GROWTH FUND
                                 3/18/98           50,000-            2.5000
               THE GABELLI GLOBAL MULTI MEDIA TRUST
                                 3/18/98           44,000-            2.5000
               THE GABELLI ABC FUND
                                 3/18/98           60,000-            2.5000
          GABELLI ASSOCIATES LTD
                                 3/18/98            8,000-            2.5000
          GABELLI ASSOCIATES FUND
                                 3/18/98          130,200-            2.5000


















          (1) THE TRANSACTIONS ON 3/18/98 WERE IN CONNECTION WITH THE TENDER OFFER DESCRIBED IN ITEM 5(A) OF THIS AMENDMENT TO SCHEDULE 13D. ALL OTHER TRANSACTIONS WERE EFFECTED ON THE AMERICAN STOCK EXCHANGE.


          (2) PRICE EXCLUDES COMMISSION.